July 1, 2013

Ryan Dunlap
Galena Biopharma, Inc.
310 N.State Street, Suite 208
Lake Oswego, OR 97034

Re: Compensation

Dear Ryan:

In recognition of your outstanding contributions and teamwork to Galena, I am pleased to inform you that your title has been changed to Senior Director, Finance and Chief Accounting Officer and Treasurer, effective immediately. Your new annual salary is $205,000, effective on 7/1/2013.

Thank you again for your continued commitment towards meeting and exceeding our ambitious goals and leadership by example.

Best regards,

/s/ Mark J. Ahn

Mark J. Ahn
CEO & President
Galena Biopharma, Inc.